Exhibit 21.1

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                                                   Subsidiaries


SunWize Technologies,  Inc., a New York corporation  Bio-Energy Systems, Inc., a
New York corporation  Bio-Hydroponics,  Inc., a New York corporation  Bio-Energy
Services  Corp.,  a New  York  corporation  Beta  Allegany,  Inc.,  a  New  York corporation  Beta  Hydroponics,  Allegany,  Inc.,  a New York  corporation  Beta
Partnerships, Inc., a New York corporation Besicorp Development Inc., a New York
corporation   Besicorp   Services   Inc.,  a  New  York   corporation   Besicorp
International  Power Corp.,  a Delaware  corporation  Beta  International  Power
Corp., a Delaware  corporation Beta Worldwide Power Inc., a Delaware corporation
Beta  Mexico,  Inc.,  a  Delaware  corporation  Beta  Brasil  Inc.,  a  Delaware corporation Beta BGE Inc., a Delaware  corporation Reina  Distributing,  Inc., a
New York corporation
Beta Global Developments (BVI), Inc., a British Virgin Islands corporation
Beta Global Developments (BVI) II, Inc., a British Virgin Islands corporation
BBI Power Inc., a British Virgin Islands corporation
Besepysca, S. de R. L. de C. V., a Mexican limited liability company with variable capital
Beta Brasil Geracao de Energia, LTDA, a Brazilian limited liability company
CVE -Sociedade Valparaisense de Energia, LTDA, a Brazilian limited liability quota company
BBI Power Krishnapatnam Company, an Indian corporation

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